Exhibit 99.2

Mind Medicine (MindMed) Inc. Announces Pricing of $225 Million Public Offering

NEW YORK, October 29, 2025 – Mind Medicine (MindMed) Inc. (NASDAQ: MNMD) (the “Company” or “MindMed”), a late-stage clinical biopharmaceutical company developing novel product candidates to treat brain health disorders, today announced the pricing of an underwritten public offering of 18,375,000 common shares, without par value, at a public offering price of $12.25 per common share. The gross proceeds to MindMed from the offering, before deducting underwriting discounts, commissions, and other offering-related expenses, are expected to be approximately $225 million. In addition, MindMed has granted the underwriters an option for a period of 30 days to purchase up to an additional 2,756,250 common shares at the public offering price, less underwriting discounts and commissions. All of the common shares are being offered by MindMed.

MindMed intends to use the net proceeds from this offering to fund the research and development of its product candidates and working capital and general corporate purposes. MindMed may also use a portion of the net proceeds to invest in or acquire additional businesses or compounds that it believes are complementary to its own, although it has no current plans, commitments or agreements with respect to any future acquisitions as of the date of this press release.

Jefferies LLC, Leerink Partners and Evercore ISI are acting as the joint bookrunning managers for the offering. Oppenheimer & Co. and LifeSci Capital are acting as lead managers. The offering is expected to close on or about October 31, 2025, subject to the satisfaction of customary closing conditions. No distribution under the offering shall occur in Canada or to a person resident in Canada.

The securities in the offering are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-280548) that was filed with the Securities and Exchange Commission (“SEC”) on June 28, 2024 and became effective upon filing. The securities will be offered by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the shelf registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC and SEDAR+ and are available on the SEC’s website at www.sec.gov and on SEDAR+’s website at www.sedarplus.ca. A final prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and SEDAR+ and, when filed, will also be available on the SEC’s website and SEDAR+’s website. Alternatively, copies of the final prospectus and the accompanying prospectus relating to the offering may be obtained, when available, by contacting the following: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MindMed

MindMed is a late-stage clinical biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates targeting neurotransmitter pathways that play key roles in brain health.

MindMed trades on NASDAQ under the symbol MNMD.

Forward-Looking Statements

Certain statements in this press release related to the Company constitute “forward-looking information” within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and is therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as “will,” “may,” “should,” “could,” “intend,” “estimate,” “plan,” “anticipate,” “expect,” “believe,” “potential” or “continue,” or the negative thereof or similar variations. Forward-looking information in this press release includes, but is not limited to, statements regarding the filing of the final prospectus supplement and the accompanying prospectus relating to the offering; anticipated closing of the offering; gross proceeds; and intended use of proceeds. There can be no assurance that this offering will close and the Company will receive the net proceeds therefrom. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including satisfaction of the customary closing conditions for the offering. These forward-looking statements are based on our current expectations, estimates, forecasts and projections about the offering, our business and the industry in which we operate and management’s beliefs and assumptions, including the satisfaction of all customary closing conditions and the non-occurrence of the risks and uncertainties that are described in our filings made with the SEC and the applicable Canadian securities regulators or other events occurring outside of our normal course of business, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Investors:
Gitanjali Jain
VP, Head of Investor Relations
ir@mindmed.co

Media:
media@mindmed.co

Source: Mind Medicine (MindMed) Inc.